                                Exhibit 27(n)(i)

                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. Letterhead


                                 April 24, 2003


Board of Directors
Transamerica Financial Life Insurance Company
TFLIC Series Life Account
4 Manhattanville Road
Purchase, New York  10577

         RE:      TFLIC Series Life Account
                  TFLIC Freedom Wealth Protector
                  File No. 333-86696/811-8878
                  ------------------------------

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the TFLIC Freedom Wealth Protector contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-86696/811-8878) of the TFLIC Series Life Account filed by Transamerica Financial Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP



                                       By: /s/ Mary Jane Wilson-Bilik
                                          -------------------------------------
                                          Mary Jane Wilson-Bilik